UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                      8-K/A

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934


                                  June 18, 2002
                                 DATE OF REPORT


                        AMERICAN COMMERCE SOLUTIONS, INC.
             (Exact name of registrant as specified in its Charter)


          DELAWARE                        33-98682                 05-0460102
(State or other jurisdiction        (Commission file no.)       (IRS Employer ID
     of incorporation)                                               Number)


                       1400 CHAMBER DR., BARTOW, FL 33830
                    (Address of Principal Executive Offices)

       Registrant's telephone number, including area code: (863) 533-0326

ITEM 4. CHANGES IN REGISTRANTS CERTIFYING ACCOUNTANT.

     (a) The auditing firm of Bella, Hermida, Gillman, Hancock & Mueller informed management on June 12, 2002 that their engagement with the Company had ceased.

     (b) The auditing firm of Pender Newkirk & Company has been engaged effective June 13, 2002 to provide reviews and audit for the current fiscal year ending February 28, 2003. The decision to hire Pender Newkirk & Company was approved by the Company's Board of Directors.

     (c) The reports of Bella, Hermida, Gillman, Hancock & Mueller on our consolidated financial statements for the years ended February 28, 2002 and 2001 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified as to audit scope, or accounting principles. However, the reports of Bella, Hermida, Gillman, Hancock & Mueller on our consolidated financial statements for the years ended February 28, 2002 and 2001 were qualified as to a going concern uncertainty.

     (d) There were no reportable events or disagreements with Bella, Hermida, Gillman, Hancock & Mueller during the years ended February 28, 2002 and 2001, February 28 2002 to June 12, 2002, on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures.

     (e) During the fiscal years ended February 28, 2002 and 2001 and from February 28, 2002 to June 12, 2002, we have not consulted with Pender Newkirk & Company on items that concerned the application of accounting principles to a specified transaction, whether complete or proposed, nor any subject matter of a reportable event or disagreement with Bella, Hermida, Gillman, Hancock & Mueller.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

     (c)  Exhibits

          16.1 Letter dated June 18, 2002 from Bella, Hermida, Gillman, Hancock & Mueller, Certified Public Accountants


Date: June 18, 2002                     By:   /s/ NORMAN J. BIRMINGHAM
                                              ---------------------------
                                              Norman J. Birmingham
                                              President